CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to this Registration Statement on Form S-3 of VASCO Data Security International, Inc. and subsidiaries (the "Company") of our report dated March 23, 2005 relating to the Company's consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to references to us under the heading "Experts" in such Registration Statement.

/s/ KPMG LLP

Chicago, Illinois
April 29, 2005